FOR IMMEDIATE RELEASE

CONTACT:          Elan Yaish
                  Chief Financial Officer
                  Telephone:  (631) 951-7060
                  Fax: (631) 951-7639
                  email: eyaish@mecnet.com


          MANCHESTER REPORTS FISCAL FOURTH QUARTER AND YEAR END RESULTS



         HAUPPAUGE, NEW YORK - September 27, 2002 - Manchester Technologies, Inc. (NASDAQ NM: MANC), a leading computer and network solutions provider, today announced financial results for the fourth quarter and fiscal year ended July 31, 2002.

         Manchester achieved revenue of $262.0 million for the fiscal year ended July 31, 2002 as compared to $280.3 million for the fiscal year ended July 31, 2001. Earnings for the year were $942,000 ($0.12 per diluted share) as compared with $1.7 million ($0.21 per diluted share) for last year. Weighted average common shares outstanding used for the computation of diluted earnings per share were 7,991,000 and 8,058,000 for the years ended July 31, 2002 and 2001, respectively.

         For the fiscal fourth quarter ended July 31, 2002, revenue was $67.2 million as compared with $59.7 million reported in the comparable period of the prior year. Net income for the quarter was $41,000 ($0.01 per diluted share) as compared with net income of $400,000 ($0.05 per diluted share) earned in the prior year's fourth quarter.

         Barry R. Steinberg, President and CEO of Manchester Technologies, Inc., stated, "While we are pleased that fourth quarter revenues increased as compared with last year, the competitive nature of the industry and the continued erosion of pricing resulted in lower margins and earnings compared with last year. Fiscal 2002 was a very challenging year for our industry. We were adversely impacted by the slowdown in technology related spending, which resulted in lower revenue and earnings for fiscal 2002 compared with last year. We are very pleased that, despite the slowdown, and competitive nature of the industry, we continue to remain profitable."





                                     -more-

MANCHESTER TECHNOLOGIES, INC.
Page 2



         "Our healthy cash position and strong balance sheet enables us to take advantage of special product offerings and volume discounts from manufacturers and vendors resulting in better product margins as compared to last year," Mr Steinberg continued. "With the uncertainty existing in the current marketplace, we are unsure whether these opportunities will continue or be available in the future."

         The Company ended the quarter with cash and cash equivalents of $9.0 million, working capital of $30.1 million, total assets of $70.7 million and shareholders' equity of $46.5 million.



About Manchester Technologies, Inc.

Manchester Technologies, Inc. is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, display technology and enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. More information about the Company can be obtained by visiting the Company's website located at http://www.e-manchester.com


Statement Under the Private Securities Litigation Reform Act



This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, there being no assurance that Manchester will be successful in its efforts to focus on higher-margin products and services, in identifying suitable acquisition candidates and in integrating acquired companies, or in attracting and retaining highly skilled technical personnel and sales representatives necessary to implement its growth strategies, or that Manchester will not be adversely affected by continued decreases in technology related spending, continued intense competition in the computer industry, continued deterioration in average selling prices, a lack of product availability, deterioration in relationships with major manufacturers, a loss or decline in sales to any of its major customers, or any of the other risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2001, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release. These documents are available through the Company, or through the Securities and Exchange Commission's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov.






                                - Tables Follow-

                 Manchester Technologies, Inc. and Subsidiaries
                        Consolidated Statements of Income
                    (in thousands, except per share amounts)

                                                Three months ended
                                                     July 31,                               Year ended
                                                    Unaudited                                  July 31,
                                                2002             2001                  2002               2001
                                                ----             ----                  ----               ----
Revenue
    Products                                    $63,931         $  56,998             $249,768         $ 271,982
    Services                                      3,283            _2,652               12,242            _8,296
                                                  -----            ------               ------           -------
                                                 67,214            59,650              262,010           280,278
                                                 ------            ------              -------          --------
Cost of revenue
    Products                                     56,001            48,776              216,471           236,970
    Services                                      2,407             1,960                9,131             5,955
                                                  -----           -------                -----            ------

                                                 58,408            50,736              225,602           242,925
                                                 ------            ------              -------           -------

       Gross profit                               8,806             8,914               36,408            37,353

Selling, general and
    administrative expenses                       8,781             8,893               35,050            35,485
                                                  -----            ------               ------            ------

       Income from operations                        25                21                1,358             1,868

Interest and other income, net                       22               360                  184               767
                                                     --             -----               ------               ---

       Income before income taxes                    47               381                1,542             2,635

Provision for (benefit from) income
   taxes                                              6               (19)                 600               908
                                                    ---           --------                 ---           -------

       Net income                               $    41          $    400               $  942          $  1,727
                                                =======          ========               ======          ========

Net Income per share
   Basic                                        $  0.01         $    0.05               $ 0.12           $  0.21
                                                =======         =========               ======           =======
   Diluted                                      $  0.01         $    0.05               $ 0.12           $  0.21
                                                =======         =========               ======           =======

Weighted average
  shares outstanding
   Basic                                          7,990             7,990                7,990             8,036
                                                  =====             =====                =====             =====
   Diluted                                        7,992             7,990                7,991             8,058
                                                  =====             =====                =====             =====






                          - Additional Tables Follow -

                 Manchester Technologies, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                          July 31,     July 31,
                                                            2002         2001
                                                            ----         ----
                                  Assets
                                  ------
Current assets:
  Cash and cash equivalents                               $ 8,963       $14,493
  Accounts receivable, net of allowance for doubtful
   accounts of $956 and $1,100, respectively               32,561        25,135
  Inventory                                                11,165         7,546
  Deferred income taxes                                       403           459
  Prepaid income taxes                                        426            43
  Prepaid expenses and other current assets                   526           362
                                                              ---           ---
               Total current assets                        54,044        48,038

Property and equipment, net                                 7,012         6,300
Goodwill, net                                               8,311         6,148
Deferred income taxes                                         803           842
Other assets                                                  491           455
                                                              ---           ---

               Total assets                               $70,661       $61,783
                                                           ======        ======

                         Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued expenses                $23,078       $15,259
     Deferred service contract revenue                        868           807
                                                              ---           ---

               Total  current liabilities                  23,946        16,066
                                                           ------        ------


Deferred compensation payable                                 203           162
                                                              ---           ---

Commitments and contingencies

Shareholders' equity:

     Preferred stock, $.01 par value, 5,000 shares
        authorized, none issued                                 -             -
     Common stock, $.01 par value; 25,000 shares
        authorized, 7,990 and 7,990 shares issued
        and outstanding                                        80            80
     Additional paid-in capital                            18,942        18,942
     Deferred compensation                                    (23)          (38)
     Retained earnings                                     27,513        26,571
                                                           ------        ------


             Total shareholders' equity                    46,512        45,555
                                                           ------        ------


             Total liabilities and shareholders' equity   $70,661       $61,783
                                                           ======        ======

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